SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) April 24, 1996


        AEI REAL ESTATE FUND 86-A LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-14090                      41-6273958
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                        (612) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

       On  April  24, 1996, the Partnership sold its  office
building in Kearney, Nebraska to Sports West, L.L.C.  Sports
West,  L.L.C.  is not affiliated with the Partnership.   The
total cash sales price was $350,000.

      The Partnership received net proceeds of approximately
$330,500 for the property and recognized a net gain of approximately $19,000.

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

          None.

Item 6.   Resignation of Registrant's Directors.

          Not Applicable.

Item 7.   Financial Statements and Exhibits.

             (a) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

                   Assuming the Partnership had sold the property on December31, 1995, the Partnership's Investments in Real Estate and Accumulated Depreciation would have been reduced by $434,623 and $118,736, respectively, and its Current Assets (cash) would have been increased by $330,500. The Partnership would have recognized a net gain of approximately $14,415. The difference between this gain and the actual gain of approximately $19,000 is depreciation for the first quarter of 1996.

             (c)   Exhibits

                      Exhibit  10.1 - Purchase Agreement dated
                                      March 20, 1996 between the
                                      Partnership, Mark H. Meyer and
                                      David L. Meyer relating to the
                                      property at 2501 30th Avenue,
                                      Kearney, Nebraska.

                      Exhibit  10.2 - Assignment of Purchaser's
                                      interest in  Purchase
                                      Agreement dated April 23, 1996
                                      between Mark H. Meyer, David L.
                                      Meyer and Sports West, L.L.C.
                                      relating to the property at 2501
                                      30th Avenue, Kearney, Nebraska.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND 86-A
                              LIMITED PARTNERSHIP

                              By:  AEI Fund Management 86-A, Inc.
                                   Its: Managing General Partner


Date:  May 6, 1996             /s/ Mark E. Larson
                              By:  Mark E. Larson
                                   Its Chief Financial Officer